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                                                                   EXHIBIT 10.14

[KINGSDALE LETTERHEAD]

PRIVATE AND CONFIDENTIAL

March 4, 2003

Presby Corp.
5910 North Central Expressway
Suite 1710
Dallas, Texas
USA 75206

Attention:     Terence Walts, CEO and President

Dear Sirs:

Re:  Advisory Engagement

     Kingsdale Capital Partners Inc. on its own and if it deems necessary, on behalf of its affiliated companies (the "Advisor"), hereby agrees to be appointed as a non-exclusive Advisor for and on behalf of Presby Corp. (the "Company") to provide, in coordination with VERUS Support Services, Inc. ("VERUS"), fiscal, financial and management advisory services (the "Advisory Services") that will include but not be limited to, discussion and recommendations on the following matters:

          i.      Clearly identify the unique opportunities facing the Company.
          ii. Understand market trends and how they will impact on the Company's business plan.
          iii. Identify critical success factors for the overall business plan.
          iv. Complete a Strengths, Weakness, Opportunities and Threats analysis for the Company.
          v.      Set priorities for the various market opportunities.
          vi.     Work with Company to establish market awareness in Canada.
          vii. Consult a clear and focused message as to what the Company's business is and why it represents a strong investment opportunity.
          viii. Consult with management to develop the appropriate press and investor relations material.
          ix. Introduce the Company to influential stock market participants including stock brokerage firms, Fund Managers and Investment Counselors.
          x. Coordinate on-going communications With current and potential investors.
          xi.     Provide written coverage to accelerate awareness.
          xii. Develop and maintain a database of investors and potential investors in Canada on behalf of the Company.
          xiii. Introduce the Company to the appropriate Canadian financial institutions such as banks and insurance companies.

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                                                                   March 4, 2003
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          xiv.    Review various government finding source opportunities for the
                  Company's expenses such as research and development, staffing, facilities, etc.
          xv.     Assist in the development of cash flow models.
          xvi. Analyze the Company's capital structure and recommend an appropriate structure to meet the long term needs of the Company.
          xvii.   Develop long range financing plans and structures to ensure the Company has the strength to support its business.
          xviii.  Assist in the preparation of documentation for any anticipated financial offerings.
          xix.    Execute the funding programs.
          xx. Introduce the Company to key industry players, potential suppliers and customers in Canada.
          xxi.    If required, establish merger and acquisition rationale and criteria, screen candidates and make recommendations.
          xxii.   Provide recommendations to the Company regarding successful long-term value enhancement strategies utilized by other companies using the reverse-merger method of financing as contemplated by the RPO Term Sheet.

The Advisor shall provide advice and direction to the Company, but under no circumstances shall the Advisor be held liable, for any reason whatsoever, for the accuracy of any of the third party information used in the Advisory Services, nor shall it be liable for any information furnished by the Company. Further, the Company shall indemnify the Advisor as provided in Schedule "A" attached hereto. In addition, the Advisor acknowledges that the Company shall be under no obligation to accept or implement any advice or direction provided to it by the Advisor, and that such advice and direction shall constitute recommendations only, subject to acceptance and implementation by the Company in its sole discretion.

TERM AND TERMINATION:

The term of this agreement shall commence upon the closing (the "RPO Closing") of the transactions contemplated by the Amended and Restated Summary of Terms and Conditions for Merger and Private Placement dated November 6, 2002 (the "RPO Term Sheet"), by and between the Company and VERUS; provided, however, that in connection with the private placement contemplated by the RPO Term Sheet, the Advisor, either directly or through Wincon Capital Holdings, Ltd., shall have invested a minimum of $5.5 million in such private placement (the "Minimum Investment"). If the RPO Closing has not occurred by March 28, 2003, or if in connection with the RPO Closing, Advisor shall not have made the Minimum Investment, this agreement shall terminate prior to commencement, and neither party shall have any further obligation to the other hereunder.

Following commencement of the term, this agreement shall expire upon the date twelve (12) months from the date of the RPO Closing, unless earlier terminated as set forth in this section.

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                                                                   March 4, 2003
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This agreement may be terminated by either party upon 30 days" prior written notice at any time for any reason, or by the Company immediately upon written notice "for cause." For purposes of this agreement, "for cause" shall mean a breach of any representation, warranty or other term of this agreement, or willful misconduct or gross negligence by a party in the performance of its duties hereunder. In the event of any termination of this agreement prior to the expiration of the term, the Company shall continue to pay the fees and expenses due to Advisor hereunder, unless such termination is "for cause" in which event, the Company's obligation to make such payments shall terminate with such termination.

FEES:

For the services outlined above, the Company will remit to the Advisor, a fee of
(US)$15,000 per month, for the term of this agreement, payable monthly in advance. To the extent that reasonable out-of-pocket expenses are incurred by the Advisor pursuant to this Advisory Engagement, the Advisor shall submit invoices to the Company, accompanied by such supporting documentation as the Company shall reasonably request. If any proposed expense exceeds $500, the Advisor shall not be entitled to reimbursement for such expense unless such expense had been approved in advance by the Company. Following receipt by the Company of any such requests for reimbursement, the Company shall promptly review such requests and if no further information is required, make such reimbursement within 15 days of receipt by the Company. These expenses will be limited to a maximum of (US)$10,000 per quarter based on an approved budget submitted to the Company by the Advisor, in advance.

If this agreement accurately reflects your understanding of the terms of our agreement and you agree to be legally bound thereby, please execute this agreement (in counterparts, if necessary) where indicated below and return a copy thereof to Kingsdale Capital Partners, Inc.

REPRESENTATIONS AND WARRANTIES:

The Company represents and warrants to Advisor that the Company will cooperate with Advisor so as to permit the Advisory services to be performed by Advisor under this agreement to be performed in a manner consistent with the applicable state and federal securities laws and regulations of the United States; and that all information and statements provided by the Company and will be true and correct in all material respects, and will not be misleading or violate the anti-fraud provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in any material respect.

Advisor represents and warrants that it is duly registered pursuant to the provisions of the applicable federal and state laws and regulations of the United States and the federal and provincial laws and regulations of Canada, and, to the extent it is required, is a member in good standing of the National Association of Securities Dealers, Inc. and any comparable organization under the laws of Canada; and that it is duly registered or licensed as a broker dealer or investment advisor in those jurisdictions in where it is required to be so registered in order to perform the Advisory Services contemplated by this agreement.

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                                                                   March 4, 2003
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Advisor further represents and warrants to the Company that: Advisor will not cause or knowingly permit any action to be taken in connection with the performance of its Advisory Services which violates the applicable federal or state laws and regulations of the United States, including applicable securities laws and regulations, or the applicable federal or provincial laws and regulations of Canada, including applicable securities laws and regulations; Advisor will cooperate with the Company so as to permit the Advisory Services to be performed by Advisor under this agreement to be performed in a manner consistent with the applicable state and federal laws and regulations of the United States and the applicable provincial and federal laws and regulations of Canada; and that all information and statements provided by Advisor will be true and correct in all material respects, and will not be misleading or violate the anti-fraud provisions of the Exchange Act in any material respect. Without limiting the generality of the foregoing, Advisor represents and warrants that, in connection with its participation in the transactions contemplated by the RPO Term Sheet, it has fully disclosed, or shall disclose, to all parties the benefits to be obtained by it under this agreement, and that in connection with the performance of its Advisory Services under this agreement, it has disclosed, or shall disclose, to all parties its participation in the transactions contemplated by the RPO Term Sheet.

CONFIDENTIAL AND PROPRIETARY INFORMATION:

Advisor recognizes and acknowledges that by reason of its service to the Company, Advisor will have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, financial data, proprietary information, advertising, distribution and sales methods and systems, and relationships between the Company and its affiliates and customers, clients, suppliers and others who have business dealings with the Company and its affiliates ("Confidential Information"), which is not generally known in the industry and for which the Company notifies Advisor is confidential. During the term and for a period of two (2) years thereafter, Advisor shall (i) protect such Confidential Information from disclosure, and (ii) not use such Confidential Information for any purpose other than in connection with the Advisory Services to be provided under this agreement. Upon expiration or termination of this agreement, Advisor will return all tangible materials, whether delivered to or prepared by Advisor, containing Confidential Information to the Company.

INDEPENDENT CONTRACTOR:

With respect to the Advisory Services under this agreement, Advisor, for all purposes, shall be and act as an independent contractor, advisor, consultant and, if applicable, a private placement agent for the Company, and shall not be or act as an "underwriter," co-venturer, employee, agent, or attorney of the Company. Advisor shall not have authority, and shall not represent itself as having authority, to enter into any agreement or incur any obligation on behalf of the Company.

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MISCELLANEOUS:

This agreement shall be construed and governed in accordance with the laws of the State of Texas without giving effect to any conflict of laws provisions. Advisor and the Company hereby consent to the personal jurisdiction of the State of Texas and waive any objections to such forum and venue. The prevailing party in any legal action brought under this agreement shall be entitled to immediately recover all legal fees and costs.

No modification of waiver of any provision of this agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced. No waiver at any time of any provision of this agreement shall be deemed a waiver of any other provision of this agreement at that time or a waiver of that or any other provision at any other time.

This agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Any and all prior agreements and understandings, whether written or oral, are superseded hereby and are deemed null and void and of no effect. The parties are not bound by any agreements, understandings, conditions or inducements otherwise than are as expressly referenced, set forth, or stipulated hereunder.

This agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

The headings and captions of the various subdivisions of this agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

No failure or delay by a party hereto in exercising any right, power or remedy under this agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice or demand on a party not expressly required under this agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

This agreement shall inure to the benefit of the respective successors and assigns of the parties hereto and their successors, assigns and representatives, and the obligations and liabilities assumed in this agreement by the parties hereto shall be binding upon their respective successors and assigns. Notwithstanding anything to the contrary in this agreement, Advisor may not assign its rights or obligations hereunder without the prior written consent of the Company.

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                                                                    March 4,2003
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This agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto.

Yours very truly,

KINGSDALE CAPITAL PARTNERS INC.                   KINGSDALE CAPITAL CORPORATION

Per: /s/ Robert Carbonaro                         Per: /s/ Joseph J. Duggan
    --------------------------                        --------------------------
     Robert Carbonaro                                 Joseph J. Duggan
     Vice President, Operations                       Chairman & CEO

The foregoing accurately reflects the terms of the transaction that we hereby agree to enter into and the undersigned agrees to be legally bound hereby.

Accepted this 4th day of March, 2003.

PRESBY CORP.

Per: /s/ Terence Walts
    ---------------------------
     Authorized Signing Officer

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                                  SCHEDULE "A"

Presby Corp. (the "Indemnitor") hereby agrees to indemnify and hold Kingsdale Capital Partners Inc. and/or any of their respective affiliates (hereinafter referred to as the "Advisor") and each of the directors, officers, employees and partners of the Advisor (hereinafter referred to as the "Personnel" or "Senior Consultants") harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities ("Damages"), whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Advisor, to which the Advisor and/or the Personnel or Senior Consultants may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such Damages arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Advisor and the Personnel hereunder or otherwise in connection with the matters referred to in the agreement to which this is attached, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i) the Advisor or the Personnel or the Senior Consultants have been negligent or dishonest or have committed any fraudulent not in the course of such performance;

(ii) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in (i); or

(iii) in the event that the Advisor breaches any material provision of this agreement.

If for any reason (other than the occurrence of any of the events itemized in (i) and (ii) above), the foregoing indemnification is unavailable to the Advisor or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Advisor as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Advisor on the other hand but also the relative fault of the Indemnitor and the Advisor, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Advisor as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by the Advisor hereunder pursuant to the agreement to which this is attached.

If a claim for Damages (a "Claim") is to be made by the Advisor or any of the Personnel (an "Indemnified Party") against the Company, the Indemnified Party shall give written notice (a "Claim Notice") to the Company as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought hereunder. If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Company as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to

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indemnification hereunder, except to the extent that the Company incurs actual damage caused by such failure. After such notice, if the Company shall acknowledge in writing to the Indemnified Party that the Company shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Company shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, as the Company's cost, risk and expense; PROVIDED, HOWEVER, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense, and (iii) to compromise or settle such claim, which compromise or settlement (A) shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld, and (B) shall not adversely affect the Indemnified Party other than as a result of money damages or other money payments which are fully indemnified by the Company. If the Company fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the Indemnified Party against which such claim has been asserted will (upon delivering written notice to such affect to the Company) have the right to undertake, at the Company's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Company; provided, however, that the Indemnified Party shall not settle any claim without the consent (which consent shall not be unreasonably withheld) of the Company. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Company reasonably informed of the progress of any such defense, compromise or settlement.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Advisor and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Advisor and any of the Personnel of the Advisor. The foregoing provisions shall survive the completion of professional services rendered under the agreement to which this is attached or any termination of the authorization given by the agreement to which this is attached.